Exhibit 10.43
AMENDMENT, CONSENT AND WAIVER
     This AMENDMENT, CONSENT AND WAIVER (the “Amendment”) dated as of January 5, 2007, is entered into by TERREMARK WORLDWIDE, INC., a Delaware corporation (“the Company”), the Guarantors, FMP Agency Services, LLC (the “Agent”) and the Noteholders named herein.
WITNESSETH:
     WHEREAS, (i) the Company, the Guarantors, the Agent and the Noteholders listed on the signature pages thereto are parties to that certain Purchase Agreement dated as of December 31, 2004 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) and (ii) the Company, the Guarantors and the Agent are parties to that certain Security Agreement dated as of December 31, 2004 (including all annexes, exhibits and schedules thereto, and as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used and not defined in this Amendment shall have the meanings given to them in the Purchase Agreement;
     WHEREAS, the Noteholders listed on the signature pages to this Amendment are the registered holders of all the outstanding Notes;
     WHEREAS, the Company has requested that (i) the Noteholders consent to the issuance of up to $10,000,000 aggregate principal amount of the Company’s Senior Subordinated Secured Notes due 2009, as such amount may be increased from time to time solely as a result of the capitalization of payment in kind interest paid pursuant to the terms thereof as in effect on the date hereof (the “Series A Notes”) pursuant to a Purchase Agreement, dated as of the date hereof, by and among the Issuers, the agents party thereto and the purchasers listed on the signature pages thereto (the “Subordinated Notes Purchase Agreement”), (ii) the Noteholders consent to (x) amend Section 8.04(a) of the Purchase Agreement to allow for the issuance of up to $4,000,000 aggregate principal amount of the Company’s Convertible Subordinated Notes due 2009, as such amount may be increased from time to time solely as a result of the capitalization of payment in kind interest paid pursuant to the terms thereof as in effect on the date hereof (the “Series B Notes”) pursuant to the Subordinated Notes Purchase Agreement and the Indenture, dated as of the date hereof, by and between the Company and Bank of New York Trust Company, N.A. relating to the Series B Notes (the “Series B Notes Indenture”) and (y) the Company entering into the lease transactions (the “Lease Transactions”) described in the Commitment Letter from Credit Suisse Securities (USA) LLC and Credit Suisse, Cayman Islands Branch, dated as of January 5, 2007, relating to the lease transaction for each Property (as defined in therein), together with the term sheet attached thereto (the “Credit Suisse Commitment Letter”) as a Capital Lease Obligation under Section 8.04(a)(viii) of the Purchase Agreement, and (iii) the Noteholders and Agent consent to amend the definition of “Special Property” in the Security Agreement; and
     WHEREAS, the Company, the Guarantors and the Noteholders desire to amend the Purchase Agreement and the Company, the Guarantors and the Agent desire to amend the Security Agreement, in each case as hereinafter set forth.
     NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Purchase Agreement and the Security Agreement and this Amendment, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to the following:

          1. Amendments to Purchase Agreement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, the Noteholders hereby agree to amend the Purchase Agreement as follows:
          (a) All references to “13.5%” as used in the definitions of “Applicable Rate” and “Standard Rate” in the Purchase Agreement and the Basic Documents, including without limitation paragraph 2 of the Notes, shall be deemed to be references to “14.5%”.
          (b) The following defined terms shall be added to Section 1.01 of the Purchase Agreement in alphabetical order:
          “Amendment No. 1 Effective Date” means January 5, 2007.
          “Series A Notes” means $10,000,000 aggregate principal of the Company’s senior subordinated secured notes due 2009, as such amount may be increased from time to time solely as a result of the capitalization of payment in kind interest paid pursuant to the terms thereof as in effect on the Amendment No. 1 Effective Date.
          “Series B Notes” means $4,000,000 aggregate principal of the Company’s senior subordinated convertible notes due 2009, as such amount may be increased from time to time solely as a result of the capitalization of payment in kind interest paid pursuant to the terms thereof as in effect on the Amendment No. 1 Effective Date.
          “Series B Notes Indenture” means the Indenture for the Series B Notes dated as of the Amendment No. 1 Effective Date as in effect on such date.”
          “Series A Subordination Agreement” means the Subordination and Intercreditor Agreement dated as of the Amendment No. 1 Effective Date by and among the Issuers, the Noteholders and Credit Suisse, Cayman Islands Branch.
          “Series B Subordination Agreement” means the Subordination and Intercreditor Agreement dated as of the Amendment No. 1 Effective Date by and among the Issuers, the Noteholders, Credit Suisse, International and The Bank of New York Trust Company, N.A.
          “Subordinated Note Purchase Agreement” means the Purchase Agreement, dated as of the Amendment No. 1 Effective Date by and among the Issuers, the agents party thereto and the purchasers listed on the signature pages thereto relating to the Series A Notes and the Series B Notes.”
          (c) The definition of “Permitted Collateral Liens” is hereby amended by deleting the word “and (l)” immediately preceding the phrase “of Section 8.07” in clause (iii) thereof and replacing it with “, (l) and (q)”.
          (d) Section 8.02(a)(iii) is hereby amended by deleting it in its entirety and replacing it with the following:
          “(iii) make any payment or prepayment of principal, premium, if any, interest, or fees on, or purchase, repurchase, redeem, defease, retire or otherwise acquire for value, any Subordinated Indebtedness (other than (i) any Subordinated Indebtedness owed to and held by the Company or a Guarantor, (ii) any Permitted Subordinated Debt Payments (as defined in the Series A Subordination Agreement) under the Series A Subordination Agreement and (iii) any

Permitted Subordinated Debt Payments (as defined in the Series B Subordination Agreement) under the Series B Subordination Agreement;”
          (e) Section 8.03 is hereby amended by deleting clause (c)(viii) thereof and the word “and” immediately preceding such clause and replacing it with the following:
          “, (viii) the Series B Notes Indenture, (ix) the Subordinated Note Purchase Agreement, and (x) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (i) through (ix), or in this clause (x),”
          (f) Section 8.04(a) of the Purchase Agreement is hereby amended by deleting “and” at the end of clause (xi) and by deleting “.” at the end of clause (xii) and replacing it with the following:
“; and
(xiii) Indebtedness under the Series B Notes Indenture relating to the Series B Notes to the extent outstanding on the Amendment No. 1 Effective Date (plus all interest capitalized thereon in accordance with the terms of the Series B Notes Indenture as in effect on the Amendment No.1 Effective Date).”
          (g) The second paragraph of Section 2 of the Notes is hereby amended by adding the following sentence to the end of such paragraph:
          “Commencing on July 1, 2007, the Applicable Rate shall increase by 0.25% per annum and shall increase by an additional 0.25% per annum with respect to each subsequent fiscal quarter to up a maximum increase of 1.00%, so that the Applicable Rate as of July 1, 2007 shall equal 14.75% per annum, as of October 1, 2007 shall equal 15.0% per annum, as of January 1, 2008 shall equal 15.25% per annum and as of April 1, 2008 and for each quarter thereafter shall equal 15.5% per annum .”
          (h) Section 3 of the Notes shall be amended by deleting the chart set forth therein in its entirety and replacing it with the following:

“Period Commencing:	Redemption Price
December 31, 2005	115.0%
December 31, 2006	105.0%
December 31, 2007	102.25%
June 30, 2008 and thereafter	100.0%”
          2. Consent to Purchase Agreement. Subject to the conditions set forth in Section 4 of this Amendment, the Noteholders hereby consent to the issuance of the Series A Notes as an incurrence of Indebtedness pursuant to Section 8.04(a)(ii) of the Purchase Agreement. Subject to the conditions set forth in Section 4 to this Amendment, the Noteholders hereby consent to the execution by the Company of the Credit Suisse Commitment Letter and the consummation by the Company of the Lease Transactions provided that (x) the Lease Transactions shall be consummated in a manner which is consistent in all material respects with the terms of the Credit Suisse Commitment Letter, (y) the Company shall provide a leasehold Mortgage with respect to each property pursuant to Section 7.13(c) of the Purchase Agreement and (z) all material terms set forth in the agreements, certificates, instruments and other documents entered into or otherwise delivered in connection with the Lease Transactions (the “Lease Transaction Documents”) (except to the extent provided in the following sentence) which are not set forth in the Credit Suisse Commitment Letter shall be reasonably satisfactory to the Required Holders to the extent such terms are not otherwise permitted by the Purchase Agreement or any other Basic Document. The Noteholders and the Company agree that the Lease Transaction shall be treated as a Capitalized Lease Obligation incurred under Section 8.04(a)(viii) notwithstanding that the Lease Transaction may not satisfy the definition of “Capitalized Lease Transaction” under the Purchase Agreement and the amount of the Lease Transactions for purposes of such Section 8.04(a)(viii) shall be the greater of (x) $13,250,000 and (y) the aggregate amount reflected as an obligation of the Company and its Subsidiaries with respect thereto on the Company’s balance sheet prepared in accordance with GAAP. The Company agrees to provide each Noteholder and Cahill Gordon & Reindel LLP, counsel to the Noteholders, with copies of the final Lease Transaction Documents no later than three (3) Business Days prior to execution thereof and to reimburse the Noteholders and their counsel to all out-of-pocket expenses incurred in connection with the review of such documents.
          3. Amendment to Security Agreement. Subject to the satisfaction of the conditions set forth in Section 4 of this Amendment, the Agent hereby agrees to amend the definition of “Special Property” in Section 1.1 of the Security Agreement by deleting clause (c) thereof in its entirety and replacing it with the following:
          “(c) all right, title and interest of any Pledgor to any Equipment or other personal property and any fixtures now held on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Purchase Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such right, title and interest;”
          4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by the Noteholders), each to be in form and substance satisfactory to the Noteholders; the execution of this Amendment by the Noteholders shall constitute their acknowledgement that such conditions have been satisfied or waived and upon the satisfaction and/or waiver of such conditions, this Amendment shall be effective:
          (a) Upon the Noteholders having received a counterpart of this Amendment from the Company and each of the Guarantors signed on behalf of such party and such other documents and instruments as the Noteholders may require; provided that counterparts of this Amendment executed by each Guarantor that is a Foreign Subsidiary may be received within five (5) days of the date hereof;
          (b) Upon the Noteholders having received evidence of the consummation of the transactions contemplated by the Subordinated Notes Purchase Agreement, including, without limitation , receipt of (i) true, correct and complete copies of (A) the Subordinated Notes Purchase Agreement, (B) the Series B Notes Indenture and (C) the Credit Suisse Commitment Letter, which copies are attached hereto as Exhibit A - C, (ii) a counterpart of the Subordination Agreement relating the Series A Notes from each other party thereto signed on behalf of such party and (iii) a counterpart of the Subordination Agreement relating the Series B Notes from each other party thereto signed on behalf of such party;
          (c) Upon no Default or Event of Default having occurred and continuing before or after giving effect to this Amendment;

          (d) Upon the Company having reimbursed the Noteholders for the legal fees and disbursements of Cahill Gordon & Reindel llp, special counsel to the Noteholders; and
          (e) The representations and warranties in Section 5 of this Amendment shall be true and correct.
          5. Representations and Warranties. To induce the Noteholders to enter into this Amendment, the Company represents and warrants to each Noteholder:
          (a) The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and that this Amendment has been duly executed and delivered by the Company;
          (b) After giving effect to this Amendment, the representations and warranties of the Company and the Guarantors contained in the Subordinated Notes Purchase Agreement and each other Basic Document (as defined in the Subordinated Notes Purchase Agreement) are true and correct on and as of the date hereof, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date and such representations and warranties are hereby incorporated by reference to this Amendment;
          (c) On the date hereof no Event of Default or Event of Default has occurred or is continuing under the Purchase Agreement and neither the Company nor any of its Subsidiaries is currently in default under any of the other Basic Document; and
          (d) The recitals set forth above are true and correct and are hereby incorporated into this Amendment.
          6. Fees. The Company agrees that if it shall redeem the Notes prior to the first anniversary of the date hereof, the Company shall pay to the Noteholders on the Redemption Date relating thereto a fee (which shall not be less than $0) in an amount equal to (x) $300,000 minus (y) the interest in excess of 13.5% that shall have accrued since the date hereof through the Redemption Date, which fee shall be payable to the Noteholders on a pro rata basis in proportion to principal amount of Notes held by such Noteholder on such Redemption Date.
          7. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
          8. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Purchase Agreement (and any amendments, waivers and/or consents to the Purchase Agreement executed prior to this Amendment) and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Purchase Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement are ratified and confirmed and shall continue in full force and effect.
          9. Acknowledgment. The Noteholders, the Agent, the Company and the Guarantors hereby acknowledge that none of the matters set forth in this Amendment shall discharge, limit or otherwise impair the Obligations of the Company or the Guarantors, or any security interest or other lien granted by the Company or the Guarantors under the Purchase Agreement and the other Basic

Documents to secure the Obligations and that all obligations of the Company and the Guarantors under the Purchase Agreement and the Basic Documents are enforceable against the Company and the Guarantors in accordance with their terms. All other terms and conditions of the Purchase Agreement (as amended) shall remain in full force and effect.
          10. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be one and the same instrument.
          11. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

TERREMARK WORLDWIDE INC., a Delaware corporation

By:	/s/ Jose A. Segrera
Name: Jose A. Segrera
Title: Chief Financial Officer

NAP OF THE AMERICAS, INC.
NAP OF THE AMERICAS/WEST, INC.
PARK WEST TELECOMMUNICATIONS INVESTORS, INC.
SPECTRUM TELECOMMUNICATIONS CORP.
TECOTA SERVICES CORP.
TERREMARK FINANCIAL SERVICES, INC.
TERREMARK FORTUNE HOUSE #1, INC.
TERREMARK LATIN AMERICA, INC.
TERREMARK MANAGEMENT SERVICES, INC.
TERREMARK REALTY, INC.
TERREMARK TECHNOLOGY CONTRACTORS, INC.
TERRREMARK TRADEMARK HOLDINGS, INC.
TERRENAP DATA CENTERS, INC.
TERRENAP SERVICES, INC.
TERREMARK EUROPE, INC.
NAP DE LAS AMERICAS-MADRID, S.A.
TERREMARK LATIN AMERICA (BRAZIL), LTDA.
TERREMARK DO BRASIL LTDA.
DEDIGATE N.V.

By:	/s/ Jose A. Segrera
Name: Jose A. Segrera
Title: Chief Financial Officer

OPTICAL COMMUNICATIONS, INC.
By:	/s/ Manuel D. Medina
	Name:	Manuel D. Medina
Title:

TERREMARK FEDERAL GROUP, INC.
By:	/s/ Nelson Fonseca
	Name:	Nelson Fonseca
	Title:	Treasurer and Chief Financial Officer

AGENT: FMP AGENCY SERVICES, LLC
By:	/s/ William J. Kennedy, Jr.
	Name:	William J. Kennedy, Jr.
	Title:	Manager

NOTEHOLDERS: FALCON MEZZANINE PARTNERS, LP
By:	Falcon Mezzanine Investments, LLC,
its General Partner

By:	/s/ Rafael Fogel
	Name:	Rafael Fogel
	Title:	Vice President

STICHTING PENSIOENFONDS VOOR DE GEZOND-HEID, GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN Duly represented by AlpInvest Partners, N.V.
By:	/s/ M. Rademakers
	Name:	M. Rademakers
	Title:	Tax Counsel

By:	/s/ C.F. de Ru
	Name:	C.F. de Ru
	Title:	Senior Legal Counsel

STICHTING PENSIOENFONDS ABP Duly represented by AlpInvest Partners N.V.
By:	/s/ M. Rademakers
	Name:	M. Rademakers
	Title:	Tax Counsel

By:	/s/ C.F. de Ru
	Name:	C.F. de Ru
	Title:	Senior Legal Counsel

Exhibit A
Credit Suisse Commitment Letter
[SEE ATTACHED]

Exhibit B
Subordinated Notes Purchase Agreement
[SEE ATTACHED]

2

Exhibit C
Series B Notes Indenture
[SEE ATTACHED]

3